Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) UNLESS IN COMPLIANCE WITH THE CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE COMPANY AND GEELY INTERNATIONAL (HONG KONG) LIMITED, DATED JUNE 20, 2025 (THE “PURCHASE AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT SHALL BE VOID.

LOTUS TECHNOLOGY INC.

SENIOR CONVERTIBLE NOTE

US$119,262,924.22	June 20, 2025

Subject to the terms and conditions of this Senior Convertible Note (the “Note”), for good and valuable consideration received, Lotus Technology Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), promises to pay to the order of Geely International (Hong Kong) Limited, a company incorporated under the laws of Hong Kong (such party and any other permitted transferee, the “Holder”), the principal amount of US$119,262,924.22, plus other amounts payable provided below, on June 18, 2026 (the “Maturity Date”), or such earlier date as may be otherwise provided herein, unless the outstanding principal is settled in accordance with Section 3 of the Note.

The Note is issued pursuant to, and in accordance with, the Convertible Note Purchase Agreement, dated June 20, 2025 (the “Purchase Agreement”), between the Company and the Holder and is subject to the provisions thereof. Unless the context requires otherwise, capitalized terms used herein shall have the meaning set forth in Section 1 of this Note.

The following is a statement of the rights of the Holder of the Note and the terms and conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

1	DEFINITIONS

“ADS” means an American Depositary Share representing Ordinary Shares as of the date of this Note.

“Affiliate” means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Note shall exclude Hong Kong, Macau Special Administrative Region and Taiwan Region), Hong Kong or New York are required or authorized by law or executive order to be closed.

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“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “control”, “controlled by” and “under common Control with”) shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

“Conversion Date” shall have the meaning ascribed to such term in Section 3.3.

“Conversion Notice” shall have the meaning ascribed to such term in Section 3.3.

“Conversion Period” shall mean the period starting from the thirtieth (30th) Trading Days after the Issue Date and prior to the close of business on the 2nd Trading Day immediately preceding the Maturity Date.

“Current Market Price” means, in respect of an ADS at a particular date, the volume- weighted average of the Last Reported Sale Prices for one ADS (carrying full entitlement to dividend) for the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said ten (10) Trading Day period the ADSs shall have been quoted ex-dividend and during some other part of that period the ADSs shall have been quoted cum-dividend then:

(a)	if the ADSs (or the Ordinary Shares) to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS; or

(b)	if the ADSs (or the Ordinary Shares) to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the ADSs on each of the said ten (10) Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the ADSs or the Ordinary Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

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“EoD Notice” shall have the meaning ascribed to such term in Section 2.6(a).

“EoD Repurchase Price” shall have the meaning ascribed to such term in Section 2.6(a).

“Event of Default” shall have the meaning ascribed to such term in Section 2.5.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Note is originally issued:

(a)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries (together with the Company, the “Company Group”), the employee benefit plans of the Company and its Subsidiaries and any of the Permitted Holders, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity or (ii) more than 50% of the outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs);

(b)	the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company Group, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)	the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)	the ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)	any change in or amendment to the laws, regulations and rules or the official interpretation or official application thereof (a “change in law”) that results in (A) the Company Group (as in existence immediately subsequent to such change in law), taken as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such change in law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (B) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such change in law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter;

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provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for any fractional Ordinary Shares and cash payments made in connection with dissenters’ appraisal rights, in connection with such transaction or event consists of shares of Common Equity or ADSs or depositary receipts in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event, the Note becomes convertible into such consideration, excluding cash payments for any fractional Ordinary Shares and cash payments made in connection with dissenters’ appraisal rights.

“Fundamental Change Repurchase Date” shall have the meaning ascribed to such term in Section 5.1(a).

“Fundamental Change Repurchase Notice” shall have the meaning ascribed to such term in Section 5.1(b).

“Fundamental Change Company Notice” shall have the meaning ascribed to such term in Section 5.1(d).

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange.

“Holder” shall have the meaning ascribed to such term in the Preamble.

“Hong Kong” means Hong Kong Special Administrative Region.

“Issue Date” means June 20, 2025.

“Last Reported Sale Price” of the Ordinary Shares on any date shall be calculated as (i) the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded divided by (ii) the applicable number of Ordinary Shares then represented by one ADS. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be (i) the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization divided by (ii) the applicable number of Ordinary Shares then represented by one ADS. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be (i) the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose divided by (ii) the applicable number of Ordinary Shares then represented by one ADS.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Maturity Date” shall have the meaning ascribed to such term in the Preamble.

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“Merger Event” shall have the meaning ascribed to such term in Section 4.1(a).

“Note” shall have the meaning ascribed to such term in the Preamble.

“Officer” means, with respect to the Company, the Chairman, President, the Chief Executive Officer, the Secretary, any Executive or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate”, when used with respect to the Company, means a certificate that is delivered to the Holder and that is signed by the principal executive, financial or accounting officer of the Company who has been duly authorized to sign such certificate. To the extent applicable, each such certificate shall include (a) a statement that the person making such certificate is familiar with the requested action and the Note; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by the Note; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by the Note, if and to the extent required by the provisions of the Note.

“Ordinary Share” means an ordinary share of a par value of US$0.00001 in the capital of the Company.

“Permitted Holders” means Mr. Li Shufu, together with any other respective “person” or “group” subject to aggregation of ordinary share capital of the Company (including ordinary share capital held in the form of ADSs) with any of the aforementioned person and entity under Section 13(d) of the Exchange Act.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

“Reference Property” and “unit of Reference Property” have the meanings ascribed thereto in Section 4.1(a).

“Repurchase Price” means any of the EoD Repurchase Price and the Fundamental Change Repurchase Price, as applicable.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Section 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is controlled by such Person.

“Successor Company” shall have the meaning ascribed to such term in Section 7.1(a).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price with respect to the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

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“U.S.” means United States.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

2	INTEREST; PAYMENTS; DEFAULTS

2.1	Interest Rate. So long as no Event of Default shall have occurred and be continuing, the interest on this Note shall accrue from the Issue Date at a per annum rate equal to the Secured Overnight Financing Rate published on the New York Federal Reserve website (currently at www.newyorkfed.org/markets/reference-rates/sofr; the “SOFR”) for the Issue Date (or the Business Day in New York immediately preceding the Issue Date if the Issue Date is not a Business Day in New York) plus 3.35% per annum. The interest on this Note shall be payable on the Maturity Date, or such earlier date as is required pursuant to this Note. If an Event of Default shall have occurred and be continuing, the interest on this Note shall accrue at an interest rate equal to 5% per annum in excess of the above interest rate, until such Event of Default is later cured. The interest due on this Note shall be computed on the basis of a three hundred sixty-five (365)-day year.

2.2	Payment. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in U.S. dollars, in immediately available funds on the date that any principal (or interest) or any Repurchase Price is due and payable hereunder. The Company shall make such principal (or interest) or such payment of Repurchase Price to the Holder by wire transfer of immediately available funds for the account of the Holder or any of its Affiliates as may be designated by the Holder in writing from time to time; provided that any change to such accounts shall be notified in writing to the Company at least two (2) Business Days prior to the relevant payment date. If any such payment date or the Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3	Prepayment. Company may prepay this Note upon not less than seven (7) Business Days prior written notice to the Holder; provided, however, that the Holder shall have the right to exercise the conversion rights hereunder during such notice period.

2.4	Seniority. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall ranks senior to any present and future indebtedness of the Company, unless otherwise agreed by the Holder in advance.

2.5	Events of Default. For purposes of the Note, an “Event of Default” shall be deemed to have occurred if any of the following events occurs, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)	Failure to Pay. The Company defaults in the payment of principal of the Note when due and payable on the Maturity Date, or the Company defaults in the payment of any Repurchase Price upon any required repurchase, in each case in accordance with the terms hereof;

(b)	Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of the Note in accordance with Section 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of three (3) Business Days;

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(c)	Breach of Section 7 (Consolidation, Merger, Sale, Conveyance and Lease). The Company fails to comply with its obligations under Section 7;

(d)	Breach of Other Obligations. The Company fails (i) to comply with its obligations under Section 5.09 under the Purchase Agreement, or (ii) for forty five (45) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in any Transaction Agreement to which the Company is a party;

(e)	Cross Default. Any default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$10 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity, or (B) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity (after giving effect to any applicable grace period), upon required repurchase, upon declaration of acceleration or otherwise;

(f)	Adverse Judgment. A final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within forty five (45) days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(g)	Trading Suspension. The ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) have been suspended from trading on any of The New York Stock Exchange, The NASDAQ Global Select market or The NASDAQ Global Market (or any of their respective successors) for a period of sixty (60) consecutive trading days;

(h)	Bankruptcy. The Company, any Significant Subsidiary or any other Subsidiaries which in the aggregate constitute a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X under the Exchange Act shall commence a voluntary case or other proceeding seeking liquidation, winding- up, reorganization or other relief with respect to the Company, such Significant Subsidiary or such other Subsidiaries or its or their debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such other Subsidiaries or all or substantially all of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due; or

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(i)	Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company, any Significant Subsidiary or any other Subsidiaries which in the aggregate constitute a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X under the Exchange Act seeking liquidation, winding-up, reorganization or other relief with respect to the Company, such Significant Subsidiary or such other Subsidiaries or its or their debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such other Subsidiaries or all or substantially all of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty five (45) consecutive days.

2.6	Consequences of Event of Default. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then,

(a)	in each and every such case (other than an Event of Default specified in Section 2.5(h) or Section 2.5(i)), the Holder may by notice in writing to the Company (the “EoD Notice”) to require the Company to repurchase for cash all of the Note or any portion thereof on the fifth (5th) Business Day after the date of the EoD Notice at a repurchase price (the “EoD Repurchase Price”) equal to (A) 100% of the principal amount thereof, plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount over the period starting from (and including) the date of the Issue Date and ending on (and including) the date when the EoD Repurchase Price is made in full, and plus (C) all other amounts due and payable on or in respect of the Note, if any; or

(b)	if an Event of Default specified in Section 2.5(h) or Section 2.5(i) occurs and is continuing, the Company shall promptly repurchase for cash all of the Note at a repurchase price equal to the EoD Repurchase Price without any action on the part of the Holder.

3	CONVERSION

3.1	Conversion by Holder. Subject to and upon compliance with the provisions of this Section 3, the Holder shall have the right, at the Holder’s option, to convert all or any portion of the Note, which shall not exceed the total amount of outstanding principal and accrued interest as of Conversion Date, to the Company’s fully paid Ordinary Shares at the then applicable conversion price at any time during the Conversion Period. Notwithstanding anything to the contrary under this Section 3, the total number of Ordinary Shares that the Holder can acquire through converting all or any portion of the Convertible Note, when added to all other acquisitions of Ordinary Shares by the Holder during the preceding twelve months of the date of the most recent conversion (excluding Ordinary Shares acquired prior to the Company’s registration of such securities under the Exchange Act), shall not exceed 2% of the Company’s total share capital on the applicable Conversion Date, unless otherwise agreed in writing (including via e-mail) by the Holder and the Company.

3.2	Conversion Price. Subject to adjustments as provided in Section 4, the initial conversion price for each Ordinary Share shall equal to the Current Market Price for an ADS as of the Conversion Date multiplied by 1, which is the ratio of each ADS representing one (1) Ordinary Share. If there is a change in the ratio of ADSs to the Ordinary Shares as of the relevant calculation date, the above ratio will be adjusted to reflect the then-current ratio.

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3.3	Conversion Procedure; Settlement Upon Conversion.

(a)	Subject to Section 3.3(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered a duly completed irrevocable written notice to the Company (the “Conversion Notice”) and the Note for cancellation to the Company. Within five (5) Business Days after the delivery of the Note and the Conversion Notice to the Company, the Company shall (i) take all actions and execute all documents necessary to effect the issuance of the full number of Ordinary Shares to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) deliver to the Holder certificate(s) representing the number of Ordinary Shares delivered upon each such conversion, (iii) deliver to the Holder a certified copy of the register of members of the Company, reflecting the Holder’s ownership of the Ordinary Shares delivered upon each such conversion, and (iv) subject to Section 3.3(b), cancel the Note. No Conversion Notice may be delivered and the Note may not be surrendered by a Holder for conversion thereof if the Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of the Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 5.

(b)	In the event the Holder surrenders this Note pursuant to Section 3.3(a) for partial conversion, the Company shall, in addition to cancelling the Note upon such surrender, execute and deliver to the Holder a new note denominated in U.S. dollars and in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the Holder.

(c)	If the Holder submits the Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the Ordinary Shares upon such conversion of the Note, unless the tax is due because the Holder requests such Ordinary Shares to be issued in a name other than the Holder’s name, in which case (i) if in the name of any Person which is an Affiliate of the Holder, the Company shall pay that tax or (ii) if in the name of any other Person, the Holder shall pay that tax. The bearing of the fees and expenses incurred from the conversion (such as the fees for issuance of the Ordinary Shares and the relevant depositary’s fees for any future conversion of the issued Ordinary Shares into the ADSs) may be then determined by the Company and the Holder by reference to the arrangements between the Company and other similarly situated investors at the relevant time.

(d)	No adjustment shall be made for dividends on any Ordinary Shares delivered upon any conversion of this Note as provided in this Section 3.

(e)	The Company’s settlement of each conversion pursuant to this Section 3 shall be deemed to satisfy in full its obligation to pay the principal and interest amount of the Note converted.

(f)	The Holder in whose name the certificate for any Ordinary Shares delivered upon conversion is registered shall be treated as a holder of record of such Ordinary Shares as of the close of business on the relevant Conversion Date. Upon a conversion of the entire outstanding amount of the Note, the Holder shall no longer be a holder of the Note surrendered for conversion.

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(g)	The Company shall not issue any fractional Ordinary Share upon conversion of the Note and shall instead pay cash in lieu of any fractional Ordinary Share deliverable upon conversion based on the Last Reported Sale Price of the Ordinary Shares on the relevant Conversion Date.

3.4	Without prejudice to any other provision in this Note, the Holder may elect to convert all or any portion of the Note to ADSs (each representing one Ordinary Share) at the conversion price at any time during the Conversion Period and the provisions in this Section 3 shall apply mutatis mutandis; provided that, the Company shall pay (A) any documentary, stamp or similar issue or transfer tax due on the delivery of such ADSs upon conversion of the Note (or the issuance of the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case (i) if in the name of any Person which is an Affiliate of the Holder, the Company shall pay that tax or (ii) if in the name of any other Person, the Holder shall pay that tax; and (B) the depositary’s fees for issuance of such ADSs.

4	ADJUSTMENTS

4.1	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)	In the case of:

(i)	any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)	any consolidation, merger, combination or similar transaction involving the Company,

(iii)	any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)	any statutory share exchange,

in each case, as a result of which the Ordinary Shares (directly or in the form of ADSs) would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that, at and after the effective time of such Merger Event, the right to convert the Note shall be changed into a right to convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the quotient of the Note amount divided by the applicable conversion price immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of Ordinary Shares otherwise deliverable upon any conversion of the Note in accordance with Section 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have been entitled to receive in such Merger Event.

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If the Merger Event causes the Ordinary Shares (directly or in the form of ADSs) to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) (A) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares (directly or in the form of ADSs) that affirmatively make such an election or (B) if no such holders affirmatively make such an election, the types and amounts of consideration actually received by such holders, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Shares. The Company shall provide written notice to the Holder of such weighted average as soon as practicable after such determination is made.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Section 4 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment, and such amendment shall contain such additional provisions to protect the interests of the Holder, including the rights of the Holder to require the Company to repurchase this Note upon a Fundamental Change pursuant to Section 5 as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)	None of the foregoing provisions shall affect the right of the Holder to convert this Note into Ordinary Shares as set forth in Section 3 prior to the effective date of such Merger Event.

(c)	The above provisions of this Section 4.1 shall similarly apply to successive Merger Events.

4.2	Certain Covenants.

(a)	The Company covenants that all Ordinary Shares delivered upon any conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)	The Company covenants that if any Ordinary Shares to be provided for the purpose of any conversion of this Note require registration with or approval of any Governmental Authority under any Law before such Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.

(c)	The Company further covenants to take all actions and obtain all approvals and registrations required with respect to any conversion of this Note into Ordinary Shares, and shall reserve for issuance an adequate number of Ordinary Shares, such that Ordinary Shares can be delivered in accordance with the terms of this Note upon any conversion hereunder. In addition, the Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of Ordinary Shares upon any conversion of this Note upon request.

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(d)	The parties hereto acknowledge and agree that the Holder may only resell the Note, the Ordinary Shares delivered upon conversion of all or any portion of the Note pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities Laws.

4.3	Notice for Certain Actions. In case of any (a) Merger Event or (b) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note), the Company shall deliver a written notice to the Holder, as promptly as possible but in any event at least twenty (20) days prior to the applicable date hereinafter specified, stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares, of record shall be entitled to exchange their Ordinary Shares, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up unless otherwise provided for pursuant to any applicable Laws, the constitutional documents of the Company or any such Subsidiaries or any agreement or document to which the Company or any such Subsidiaries is a party; provided that nothing herein shall adversely affect any right, claim or other remedies, at law or contract, of the Holder arising as a result of or in connection with such failure or defect.

4.4	Termination of Depository Receipt Program. If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

5	REPURCHASE

5.1	Repurchase on Fundamental Change.

(a)	If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Company to repurchase for cash all of the Note or any portion thereof on the date (the “Fundamental Change Repurchase Date”) notified in writing by the Company that is not less than twenty (20) Business Days and not more than thirty (30) Business Days following the date of the Fundamental Change Company Notice (as defined below) at a repurchase price (the “Fundamental Change Repurchase Price”) equal to (A) 100% of the principal amount (or such portion thereof, as the case may be), plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount (or such portion thereof, as the case may be) over the period starting from (and including) the date of the Issue Date and ending on (and including) the Fundamental Change Repurchase Date, and plus (C) all other amounts due and payable on or in respect of the Note, if any.

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(b)	Repurchase of the Note under this Section 5.1 shall be made, at the option of the Holder thereof, upon: (i) delivery by the Holder to the Company of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form attached hereto as Exhibit A, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (ii) delivery of the Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor. Each Fundamental Change Repurchase Notice shall state the portion of the principal amount of the Note to be repurchased.

(c)	Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.2.

(d)	On or before the twentieth (20th) calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to the Holder a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)	the events causing the Fundamental Change;

(ii)	the date of the Fundamental Change;

(iii)	the last date on which the Holder may exercise the repurchase right pursuant to this Section 5.1;

(iv)	the Fundamental Change Repurchase Price;

(v)	the Fundamental Change Repurchase Date;

(vi)	that the Note may be converted only if any Fundamental Change Repurchase Notice that has been delivered by the Holder has been withdrawn in accordance with the terms of this Note; and

(vii)	the procedures in accordance with the terms of this Note that the Holder must follow to require the Company to repurchase the Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this Section 5.1.

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5.2	Withdrawal of Fundamental Change Repurchase Notice or Early Repurchase Notice. A Fundamental Change Repurchase Notice or an Early Repurchase Notice (as the case may be) may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.2 at any time prior to the close of business on the second Business Day immediately preceding the relevant Fundamental Change Repurchase Date or the Early Repurchase Date (as the case may be), specifying (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of the Note that remains subject to the original Fundamental Change Repurchase Notice or the original Early Repurchase Notice (as the case may be).

5.3	Payment of Fundamental Change Repurchase Price.

(a)	On or prior to 10:00 a.m., New York time, on one Business Day prior to the relevant Fundamental Change Repurchase Date, the Company shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of the Note to be repurchased at the Fundamental Change Repurchase Price. Payment for the applicable portion of the Note surrendered for repurchase (and not withdrawn in accordance with Section 5.2) will be made in accordance with Section 2.2 on the later of (i) such Fundamental Change Repurchase Date, provided the Holder has satisfied the conditions in this Section 5; and (ii) the time of delivery of the applicable portion of the Note by the Holder to the Company in the manner required by Section 5.1.

(b)	If by 10:00 a.m., New York time, on one Business Day prior to the relevant Fundamental Change Repurchase Date, the Company holds money sufficient to make payment on the applicable portion of the Note to be repurchased on such date, then, with respect to the applicable portion of the Note that has been properly surrendered for repurchase and not validly withdrawn in accordance with Section 5.2, on such Fundamental Change Repurchase Date, (i) such portion of the Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of the Note and (iii) in the event the entire outstanding amount of the Note is surrendered by the Holder to be repurchased, all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)	Upon the surrender of the Note that is to be repurchased in part pursuant to this Section 5, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note.

5.4	Covenant to Comply with Applicable Law upon Repurchase of the Note. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Note so as to permit the rights and obligations under this Section 5 to be exercised in the time and in the manner specified in this Section 5.

6	COVENANTS

6.1	Payment. The Company covenants and agrees that it will cause to be paid the principal and interest of, and any other amounts due and payable on, the Note or any Repurchase Price at the respective times and in accordance with the terms hereof.

6.2	Existence. Subject to Section 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

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6.3	No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), payments of interest and deliveries of Ordinary Shares (together with payments of cash for any fractional Ordinary Share) upon any conversion of the Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

6.4	Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other Law that would prohibit or forgive the Company from paying all or any portion of the principal of or any other amounts due and payable on the Note or any Repurchase Price as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such Law had been enacted.

6.5	Compliance Certificates; Statements as to Defaults. The Company shall deliver to the Holder within seven (7) days of a written request made by the Holder a certificate executed by an executive officer of the Company stating that a review has been conducted of the Company’s activities under this Note and whether the Company has fulfilled its obligations hereunder, and whether such officer thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof. The Company shall deliver to the Holder, as soon as possible, and in any event within fifteen (15) days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

6.6	Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

6.7	New Note Instruments. Upon request of the Holder for the Note to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional note instruments of such smaller principal amounts without charge within three (3) Business Days after the date of such request, provided that the existing note instrument of this Note shall be returned by the Holder to the Company for cancellation.

6.8	Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation thereof), the Company shall at its own expense within five (5) Business Days execute and deliver to the Holder, in lieu thereof, a new Note, dated and bearing interest from the date hereof.

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7	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

7.1	Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 7.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person unless:

(a)	the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under the Note and the Purchase Agreement; and

(b)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Note.

For purposes of this Section 7.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

7.2	Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company of the due and punctual payment of the principal of and any other amounts due and payable on the Note and any Repurchase Price, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of the Note to be performed by the Company, in each case in accordance with the terms hereof, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 7 the Person named as the “Company” in the first paragraph of the Note (or any successor that shall thereafter have become such in the manner prescribed in this Section 7) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Note and from its obligations under the Note.

7.3	No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption has complied with the provisions of this Section 7.

8	CANCELLATION

8.1	After all amounts at any time owing on the Note have been paid in full or upon the conversion of the Note in full pursuant to Section 3, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

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9	MISCELLANEOUS

9.1	Termination of Rights. All rights under this Note shall terminate when (a) all amounts at any time owing on the Note have been paid in full or (ii) the Note is converted in full pursuant to the terms set forth in Section 3.

9.2	Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

9.3	Official Acts by Successor Company. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

9.4	Amendments and Waivers; Notice. The amendment or waiver of any term of the Note shall be subject to the written consent of the Holder and the Company. The provision of notice shall be made pursuant to the terms of the Purchase Agreement.

9.5	Transfer Restrictions.

(a)	The Holder covenants that the Note and/or the Ordinary Shares issuable upon conversion of the Note will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Notes and/or the Ordinary Shares issuable upon conversion of the Note other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act (“Rule 144”), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, to the effect that such transfer does not require registration under the Securities Act.

(b)	The Holder agrees to the imprinting, until no longer required by this Section 9.5, of the following legend on any certificate evidencing any of the Note or the Ordinary Shares issuable upon conversion of the Note:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Note or the Ordinary Shares issuable upon conversion of the Note if, unless otherwise required by state securities laws, (i) such securities are registered for resale under the Securities Act and are transferred to a Holder pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, that the sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (iii) such Holder provides the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

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(c)	Notwithstanding anything to the contrary herein, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal of and any other amounts due and payable on the Note and any Repurchase Price and for all other purposes whatsoever. This provision is intended to be a book entry system as defined in Treasury Regulations Section 5f.103-1(c) and shall be interpreted consistently therewith.

9.6	No Third Party Beneficiary. A person who is not a party to this Note shall have no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623) to enforce any of its terms.

9.7	Governing Law. This note shall be governed by and construed in accordance with the laws of Hong Kong without regard to principles of conflicts of law.

9.8	Arbitration.

(a)	Any dispute, controversy, difference or claim arising out of or relating to this Note, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(b)	The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitrators shall be appointed in accordance with the HKIAC rules. The arbitration proceedings shall be conducted in English.

(c)	It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

9.9	Force Majeure. In no event shall the Holder be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Holder shall use reasonable efforts to resume performance as soon as practicable under the circumstances.

9.10	Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Note. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, accrued interest payable on the Note, if any. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holder. The Company shall provide a schedule of its calculations to the Holder.

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9.11	Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

9.12	Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

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IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

COMPANY:	Lotus Technology Inc.

By:	/s/ Qingfeng Feng

Name: Qingfeng Feng
Title: Director

[Signature Page to Senior Convertible Note (Convertible Note)]

IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

HOLDER:	Geely International (Hong Kong) Limited

By:	/s/ Donghui Li

Name: Donghui Li
Title: Director

[Signature Page to Senior Convertible Note (Convertible Note)]

Exhibit A

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	[Name of Company]

The undersigned Holder of this Note hereby acknowledges receipt of a notice from Lotus Technology Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder in accordance with Section 5.1 of this Note the entire principal amount of this Note, or the portion thereof below designated, and the premium amount below calculated in accordance with Section 5.1(a)(B).

Principal amount to be repaid (if less than all): US$ __________

Premium: US$ __________

Dated: _______________

[NAME OF HOLDER]

By:

Name:

Capacity: